DELAWARE
                                    --------
                                The First State

I, Harriet Smith Windsor, Secretary of State of the State of Delaware, do hereby certify the attached is a true and correct copy of the Certificate of Ownership, which merges: "Document Capture Technologies, Inc.", A Delaware Corporation, with and into "Sysview Technology, Inc." under the name of "Cocument Capture Technologies, Inc.", A Corporation organized and existing under the laws of the State of Delaware, as received and filed in this office the twenty-sixth day of December, A.D. 2007, at 2:20 O'Clock P.M.

A filed copy of this certificate has been forwarded to the New Castle Country Recorder of Deeds.



3492006   8100M

071361162
You may verify this certificate
online at corp.delaware.gov/authver.shtml


                               SECRETARY'S OFFICE

                                      SEAL

                               1793 DELAWARE 1855

        /S/ HARRIET SMITH WINDSOR
        -------------------------
Harriet Smith Windsor, Secretary of State

         AUTHENTICATION: 6265101

                   DATE:12-27-07

                                                         State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 02:48 PM 12/26/2007
                                                     FILED 02:20 PM 12/26/2007
                                                    SRV 071361162 - 3492006 FILE


                               STATE OF DELAWARE
                            CERTIFICATE OF OWNERSHIP

                             SUBSIDIARY INTO PARENT
                                  Section 253

                            CERTIFICATE OF OWNERSHIP
                                    MERGING
                      Document Capture Technologies, Inc.
                      -----------------------------------
                                      INTO
                            Sysview Technology, Inc.
                            ------------------------

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Sysview Technology, Inc. a corporation Incorporated on the 15th day of February, 2002 pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 90% of the capital stock of Document Capture Technologies, Inc., a corporation Incorporated on the 20th day of December, 2007 a.D., pursuant to the provisions of the Delaware General Corporation Law, and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 20th day of December, 2007 A.D., determined to and did merge into itself said Document Capture Technologies, Inc., which resolution is in the following words to wit:

WHEREAS this corporation lawfully owns 90% of the outstanding stock of Document Capture Technologies, Inc., a corporation organized and exiting under the laws of Delaware, and

WHEREAS this corporation desires to merge into itself the said Document Capture Technolgoies, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said Document Capture Technologies, Inc. and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, tha an authorized officer of this corporation be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Document Capture Technologies, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to all acts and things whatsoever, whether within or without the Sate of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 21st day of December, 2007 A.D.

                                                By: /S/ DAVID P. CLARK
                                                    -------------------
                                                    Authorized Officer

                                                Name: David  Clark
                                                      -----------------
                                                      Print or type

                                                Title: Chief Investment Officer
                                                       -------------------------

(Insert if applicable)

FURTHER RESOLVED that Sysview Technology, Inc relinquishes its corporate name and assumes in place thereof the name Document Capture Technologies, Inc.

                                    DELAWARE
                                    --------
                                 The First State

I, Harriet Smith Windsor, Secretary of State of the State of Delaware, do hereby certify the attached is a true and correct copy of the restated Certificate of "Document Capture Technologies, Inc.", filed in this office the eleventh day of January, A.D. 2008, at 8:45 O'Clock A.M.

A filed copy of this certificate has been forwarded to the New Castle Country Recorder of Deeds.



3492006   8100

080033855
You may verify this certificate
online at corp.delaware.gov/authver.shtml


                               SECRETARY'S OFFICE

                                      SEAL

                               1793 DELAWARE 1855

        /S/ HARRIET SMITH WINDSOR
        -------------------------
Harriet Smith Windsor, Secretary of State

         AUTHENTICATION: 6305811

                   DATE: 01-11-08